EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Auto Parts Network, Inc. of our report dated August 12, 2005, which report appears in the Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

May 22, 2007